UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Huron Consulting Group Inc.

Supplement to Proxy Statement
For 2023 Annual Meeting of Stockholders
To Be Held on May 15, 2023

This supplement to the proxy statement dated April 11, 2023 (the "Supplement") supplements the proxy statement dated April 5, 2023 (the "Proxy Statement"), previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Huron Consulting Group Inc. (the "Company," "we," or "us), to be held on May 15, 2023, beginning at 2:00 p.m. Central Time in a virtual meeting format via live audio webcast at www.virtualshareholdermeeting.com/HURN2023. The Company is providing this Supplement solely to correct typographical errors in the 2022 Summary Compensation Table and table of 2022 Grants of Plan-Based Awards appearing on pages 41, 42, and 43 of the Proxy Statement. The corrected information is provided below and replaces the original information in the Proxy Statement in its entirety.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)(2)	Non Equity Incentive Plan Compensation ($)	Stock Awards ($)(3)(4)(5)	All Other Compensation ($)(6)	Total Compensation ($)
J. Ronald Dail(10)(11) Executive Vice President and Chief Operating Officer	2022	612,500	—	766,487	882,726	26,154	2,287,867

2022 GRANTS OF PLAN-BASED AWARDS
The following table summarizes the grants of equity awards and annual cash incentive awards for 2022 to each named executive officer.

			Estimated Future Payouts Under Non Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Each Award ($)(8)
C. Mark Hussey	2/21/2022	2/21/2022	—	—	—		586	5,209	5,730	—	—	243,208	(3)
	3/1/2022	2/21/2022	—	—	—		2,541	20,324	40,648	—	—	980,024	(4)
	3/1/2022	2/21/2022	—	—	—		—	—	—	8,710	—	419,996	(7)
			50,000	800,000	1,600,000	(1)	—	—	—	—	—	—
J. Ronald Dail	3/1/2022	2/21/2022	—	—	—		1,944	7,777	7,777	—	—	—	(5)
	3/1/2022	2/21/2022	—	—	—		1,838	7,353	7,353	—	48.22	—	(5)
	3/1/2022	2/21/2022	—	—	—		—	—	—	5,294	—	255,277	(6)
	7/1/2022	6/22/2022	—	—	—		958	7,666	15,332	—	—	505,573	(4)(5)
	7/1/2022	6/22/2022	—	—	—		—	—	—	1,848	—	121,876	(2)(7)
			—	300,000	525,000	(2)	—	—	—	—	—	—
			—	275,000	481,250	(2)	—	—	—	—	—	—
			18,281	292,500	585,000	(1)(2)	—	—	—	—	—	—

Additional Information
If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked.
Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption "Quorum and Voting Requirements."
Other than as described above, this Supplement does not revise or update any other information in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the "Proxy Statement" are to the Proxy Statement as supplemented hereby.